Exhibit 11 - Statement re: Computation of Earnings Per Share
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                                                                        Three Months Ended                 Nine Months Ended
                                                                           September 30                      September 30,
                                                                           ------------                      -------------
                                                                      1996               1995              1996           1995
                                                                      ----               ----              ----           ----
                                                                               (in thousands, except per share data)
Primary:
Average shares outstanding..................................         44,612              38,610            44,535         38,610

Net effect of dilutive stock  options - based on the
  treasury stock method using average market price..........            481                 434               589            417
                                                                    -------             -------           -------        -------

  Total ....................................................         45,093              39,044            45,124         39,027
                                                                     ======              ======            ======         ======

Income before cumulative effect of accounting change........           $357             $20,406           $43,573        $26,622
Cumulative effect of accounting change .....................                                                              22,024
                                                                    -------             -------          --------       --------
Net income .................................................           $357             $20,406           $43,573        $48,646
                                                                       ====             =======           =======        =======

Earnings per share:
  Income before cumulative effect of accounting change......           $.01                $.52              $.97           $.69
  Cumulative effect of accounting change ...................                                                                 .56
                                                                     ------              ------           -------          -----
  Net income................................................           $.01                $.52              $.97          $1.25
                                                                       ====                ====              ====          =====


Fully Diluted:

Average shares outstanding..................................         44,612              38,610            44,535         38,610

Net effect of dilutive  stock options -
based on the treasury stock method using
  the period-end market
  price, if higher than average market price ...............            646                 434               664            441
                                                                     ------              ------            ------         ------

  Total.....................................................         45,258              39,044            45,199         39,051
                                                                     ======              ======            ======         ======

Income before cumulative effect of accounting change........           $357             $20,406           $43,573        $26,622
Cumulative effect of accounting change .....................                                                              22,024
                                                                    -------          ----------           -------       --------
Net income .................................................           $357             $20,406           $43,573        $48,646
                                                                       ====             =======           =======        =======

Earnings per share:
  Income before cumulative effect of accounting change......           $.01                $.52              $.96           $.69
  Cumulative effect of accounting change ...................                                                                 .56
                                                                     ------              ------            ------          -----
  Net income................................................           $.01                $.52              $.96          $1.25
                                                                       ====                ====              ====          =====

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